SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

October 20, 2004

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 2.02        Results of Operations and Financial Condition and
Item 7.01        Regulation FD Disclosure

                       On October 20, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports third quarter results, includes a non-GAAP financial measure, as defined by SEC Regulation G, which is reconciled within the release.  Specifically, the release excludes a non-cash gain relating to the Conrail corporate reorganization from third quarter net income. This measure should be considered in addition to, not as a substitute for, net income reported in accordance with U.S. Generally Accepted Accounting Principles.  Management believes that net income excluding this item may be more indicative of operating results for comparison to prior periods and to other companies, and it intends to use this non-GAAP financial measure for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the third quarter of 2004.

 SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin

                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  October 20, 2004

EXHIBIT INDEX

Exhibit
Number          Description

99                    On October 20, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.